UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2010

TechTeam Global, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-16284	38-2774613
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27335 West 11 Mile Road
Southfield, Michigan 48033
(Address of Principal Executive Offices)(Zip Code)

(248) 357-2866

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, On November 1, 2010, TechTeam Global, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Stefanini International Holdings Ltd, a company formed under the laws of England and Wales (“Parent”) and Platinum Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Purchaser”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Purchaser agreed to accept for payment all outstanding shares of the Company’s common stock (the “Shares”) at a price of $8.35 per Share  (the “Offer Price”), without interest thereon and less any required tax withholdings, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 12, 2010, and in the related Letter of Transmittal (which, together with all amendments and supplements thereto, collectively constitute the “Offer”).

On December 13, 2010, Parent announced the expiration of the offering period for the Offer, which expired at 12:00 midnight, New York City time, on December 10, 2010. The Offer was not extended.  Parent and Purchaser have advised the Company that, based on the final information from Computershare Trust Company, N.A., the depositary for the Offer, as of the expiration of the offering period, a total of 9,997,058 Shares, representing over 89.41% of the outstanding shares, were validly tendered and not withdrawn.  All of such shares have been accepted for payment in accordance with the terms of the Offer.  Purchaser also acquired an additional 719,651 Top-Up Shares (as defined below) at a price of $8.35 per Share, following which Purchaser owned over 90% of the outstanding Company Shares.

Pursuant to the terms and subject to the conditions of the Merger Agreement, Purchaser was merged with and into the Company (the “Merger”) on December 13, 2010, with the Company surviving as the wholly-owned subsidiary of Parent.  As a result of the Offer and the Merger, the Company no longer fulfills the numerical listing requirements of The NASDAQ Stock Market LLC (“NASDAQ”).  Accordingly, on December 13, 2010, the Company notified NASDAQ of its intent to remove the shares from listing on NASDAQ and requesting that NASDAQ file a delisting application with the Securities and Exchange Commission (the “SEC”) to delist and deregister the Shares.  On December 13, 2010, NASDAQ filed with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister the Shares.  The Company will file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of the Shares and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Shares.

Item 3.02  Unregistered Sale of Equity Securities.

In order to complete the Merger, on December 13, 2010, pursuant to Section 1.5 of the Merger Agreement, Purchaser exercised its top-up option (the “Top-Up Option”) to purchase Shares, and the Company issued 719,651 Shares (the “Top-Up Shares”) to Purchaser, at a price per Share equal to the Offer Price.  Purchaser paid for the Top-Up Shares by delivery of cash in an amount equal to the aggregate par value of the Top-Up Shares and a promissory note for the remaining balance of the aggregate Offer Price to be paid for such shares.  The Top-Up Shares, when added to the number of shares directly or indirectly owned by Parent and Purchaser at the time of exercise of the Top-Up Option, represented at least one Share more than 90% of the Shares outstanding immediately after the issuance of the Top-Up Shares.  The Top-Up Shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act, as a transaction by an issuer not involving a public offering.

Item 3.03  Material Modification to Rights of Security Holders.

At the effective time of the Merger (the “Effective Time”), each remaining issued and outstanding Share not tendered in the Offer (other than Shares owned by Parent, Purchaser, the Company or any wholly-owned subsidiary of Parent or the Company, or held in the Company’s treasury, or Shares owned by any stockholder of the Company who is entitled to and properly exercises appraisal rights under Delaware law) was, by virtue of the Merger and without any action on the part of the holders thereof, converted into the right to receive the Offer Price in cash, without interest, subject to applicable tax withholdings.

Item 5.01  Changes in Control of Registrant.

Pursuant to the Merger Agreement, the Merger occurred on December 13, 2010, in accordance with the “short-form” merger provisions available under Delaware law, which allow the completion of the Merger without a vote or meeting of stockholders of the Company.  In order to accomplish the Merger, on December 13, 2010, Purchaser exercised the Top-Up Option, which permitted Purchaser to purchase the Top-Up Shares.  In connection with the Merger, each issued and outstanding Share (other than Shares owned by Parent, Purchaser, the Company or any wholly-owned subsidiary of Parent or the Company, or held in the Company’s treasury, or Shares owned by any stockholder of the Company who is entitled to and properly exercises appraisal rights under Delaware law) was converted into the right to receive the Offer Price in cash, without interest, subject to applicable tax withholdings.  Immediately following the Effective Time, the Company became a wholly-owned subsidiary of Parent.

The total amount of the consideration payable in connection with the change of control transaction was approximately $100.2 million.  In order to finance the Offer and the Merger, Purchaser used funds received in connection with debt financing provided by third party lenders Bank of America, N.A. and HSBC Private Bank (Suisse) S.A.

The description of the Merger Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed by the Company as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 2, 2010, and incorporated herein by reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointments of Certain Officers; Compensatory Agreements of Certain Officers.

Change of Directors

In connection with the Merger and as contemplated by the Merger Agreement, all of the directors of the Company immediately prior to effective time of the Merger ceased to be directors of the Company, and the directors of Purchaser immediately prior to the effective time of the Merger became the directors of the Company following the Merger. The directors immediately prior to the effective time of the Merger were the following:   Gary J. Cotshott, Seth W. Hamot, Dov H. Scherzer, Richard R. Widgren, Charles Frumberg, James A. Lynch and Andrew R. Siegel.  Prior to the effective time of the Merger, James A. Lynch, Andrew R. Siegel and Richard R. Widgren were each members of the Company’s Audit Committee.  Prior to the effective time of the Merger, Dov H. Scherzer and Seth W. Hamot were each members of the Company’s Compensation Committee.  Prior to the effective time of the Merger, Seth W. Hamot, Richard R. Widgren and Dov H. Scherzer were each members of the Nominating / Corporate Governance Committee.  Prior to the effective time of the Merger, Charles Frumberg, Andrew R. Siegel and James A. Lynch were each members of the Company’s Strategy Committee. The new directors of the Company after the effective time of the Merger are Marco Antonio Stefanini and Maria das Gracas Vuolo Sajaovic.

Change of Officers

In connection with the Merger and as contemplated by the Merger Agreement, all of the officers of the Company immediately prior to the effective time of the Merger ceased to be officers of the Company, and the officers of Purchaser immediately prior to the effective time of the Merger became the officers of the Company following the Merger.  The new officers of the Company are Antonio Moreira (President), Antonio Barretto (Secretary) and Marcio Maudonnet (Treasurer).

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 13, 2010, in connection with the Merger, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety.  Copies of the restated certificate of incorporation and bylaws of the Company are filed as Exhibits 3.1 and 3.2 to this report and are incorporated by reference in this Item 5.03.

Item 8.01  Other Events

On December 13, 2010, Parent issued a press release announcing the consummation of the Merger.  A copy of the press release is filed as Exhibit 99.1 hereto.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated Bylaws of the Company

99.1	Press Release, dated as of December 13, 2010, of Stefanini International Holdings Ltd

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TECHTEAM GLOBAL, INC.

Date: December 13, 2010	By:	/s/ Antonio Moreira
Antonio Moreira
President